As filed with the United States Securities and Exchange Commission on April 28, 2016

Registration No. 333-194126

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANGAMO BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	68-0359556
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Canal Boulevard

Richmond, CA 94804

(510) 970-6000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Edward O. Lanphier II

Sangamo BioSciences, Inc.

501 Canal Boulevard

Richmond, CA 94804

(510) 970-6000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Scott D. Karchmer, Esquire

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, CA 94105

(415) 442-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee (5)
Common Stock	(1)(1)(1)			N/A
Preferred Stock	(1)(1)(1)			N/A
Debt Securities	(1)(1)(1)			N/A
Warrants to Purchase Common Stock	(1)(1)(1)			N/A
Warrants to Purchase Preferred Stock	(1)(1)(1)			N/A
Total for sale by Registrant	(1)(1)		$100,000,000.00	$10,070.00

(1)	There are being registered hereunder by the registrant such indeterminate number of shares of common stock, shares of preferred stock, debt securities and such indeterminate number of warrants to purchase shares of common stock and shares of preferred stock as shall have an aggregate initial offering price not to exceed $100,000,000.00. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. There are also being registered hereunder by the registrant an indeterminate number of shares of common stock or preferred stock as shall be issuable upon exercise of any securities that provide for such issuance.

(2)	If any debt securities are issued with an original issue discount, the offering price of such debt securities shall be such greater amount as shall result in an aggregate maximum offering price not to exceed $100,000,000.00, less the dollar amount of any securities previously issued hereunder.

(3)	Exclusive of any accrued interest, distributions and dividends, if any.

(4)	Includes consideration to be received by registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(5)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee has been calculated on the basis of the proposed maximum aggregate offering price and the number of securities being registered has been omitted. The registration fee has been paid previously.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sangamo BioSciences, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-194126) solely for the purpose to include an updated Exhibit 23.2, the consent of the Registrant’s Independent Registered Public Accounting Firm. This Post-Effective Amendment No. 3 consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement.

ITEM 16.	Exhibits.

Exhibit No.	Exhibit Title

1.1	Form of Underwriting Agreement for Common Stock. (1)

1.2	Form of Underwriting Agreement for Preferred Stock. (1)

1.3	Form of Underwriting Agreement for Senior and Subordinated debt securities. (1)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-30134) filed April 4, 2000).

3.2	Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of Sangamo BioSciences, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed April 22, 2014).

3.3	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q, filed October 28, 2014).

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-30134) filed April 4, 2000).

4.2	Form of Warrant Agreement for Common Stock, including form of Warrant. (1)

4.3	Form of Warrant Agreement for Preferred Stock, including form of Warrant. (1)

4.4	Form of Warrant to Purchase Common Stock (included in Exhibit 4.4). (1)

4.5	Form of Warrant to Purchase Preferred Stock (included in Exhibit 4.5). (1)

4.6	Certificate of Designation of Preferred Stock. (1)

4.7	Form of Preferred Stock Certificate. (1)

4.8	Form of Senior Debt Indenture. (2)

4.9	Form of Senior Debt Security. (1)

4.10	Form of Subordinated Debt Indenture. (2)

4.11	Form of Subordinated Debt Security. (1)

5.1	Opinion of Morgan, Lewis & Bockius LLP. (2)

12.1	Computation of Ratio of Earnings to Fixed Charges (2)

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1) (2)

23.2	Consent of independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Debt Indenture under the Trust Indenture Act of 1939, as amended. (1)

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Debt Indenture under the Trust Indenture Act of 1939, as amended. (1)

(1)	To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

(2)	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filings on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

SANGAMO BIOSCIENCES, INC.
Richmond, California Dated: April 28, 2016

	By:	/s/ Edward O. Lanphier II
Edward O. Lanphier II
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward O. Lanphier II Edward O. Lanphier II	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2016

/s/ H. Ward Wolff H. Ward Wolff	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2016

* William R. Ringo	Director and Chairman of the Board	April 28, 2016

* Paul B. Cleveland	Director	April 28, 2016

* Stephen G. Dilly, M.B.B.S, Ph.D	Director	April 28, 2016

* John W. Larson	Director	April 28, 2016

* Steven J. Mento, Ph.D	Director	April 28, 2016

* H. Stewart Parker	Director	April 28, 2016

* Saira Ramasastry	Director	April 28, 2016

*By:	/s/ Edward O. Lanphier II	April 28, 2016
Attorney-in-Fact

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